SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

THE PEOPLES BANCTRUST COMPANY, INC.

(Exact name of Registrant as Specified in Charter)

Alabama	0-13653	63-0896239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 Broad Street, Selma, Alabama 36701

(Address of Principal Executive Offices)

(334) 875-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) On December 20, 2006, The Peoples BancTrust Company (the “Company”) and The Peoples Bank and Trust Company, the Company’s wholly owned subsidiary (the “Bank”), entered into a Change of Control Employment Agreement (the “Agreement”) with each of the following executive officers (collectively, the “Executive Officers”):

•	Andrew C. Bearden, Jr. – Executive Vice President – Operations/Finance Division of the Bank and Executive Vice President and Assistant Secretary of the Company.

•	Gerald F. Holley – Executive Vice President and Senior Lender of the Bank and Executive Vice President and Assistant Secretary of the Company.

•	Terry S. Pritchett – Executive Vice President and Risk Management Officer of the Bank and the Company.

•	Jefferson G. Ratcliffe, Jr. – Senior Vice President and Senior Credit Officer of the Bank.

The Agreement becomes effective only upon a change of control of the Company or the Bank (as defined in the Agreement), provides for the employment of the Executive Officer for a period of two years, and provides that, if the Executive Officer is terminated by the Company or the Bank for any reason other than death, disability or cause, or the Executive Officer terminates employment for good reason, the Executive Officer is entitled to receive (i) all accrued compensation and (ii) a lump sum payment, in the case of Mr. Bearden, equal to 2 times and, in the case of the other Executive Officers, equal to 1.5 times the Executive Officer’s annual base salary (including any increases in base salary during the term of the Agreement), and the Executive Officer’s highest annual bonus during the previous three years.

ITEM 9.01 Financial Statements and Exhibits

Exhibits

Exhibit 10.1	Change of Control Employment Agreement dated December 20, 2006, by and among Andrew C. Bearden, Jr., the Company and the Bank.

Exhibit 10.2	Change of Control Employment Agreement dated December 20, 2006, by and among Gerald F. Holley, the Company and the Bank.

Exhibit 10.3	Change of Control Employment Agreement dated December 20, 2006, by and among Terry S. Pritchett, the Company and the Bank.

Exhibit 10.4	Change of Control Employment Agreement dated December 20, 2006, by and among Jefferson G. Ratcliffe, the Company and the Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26 2006	THE PEOPLES BANCTRUST COMPANY, INC.

	By:	/s/ Don J. Giardina
	Name:	Don J. Giardina
	Title:	President and Chief Executive Officer